Exhibit 5.1

From : Leonard Ching		DID : +65 6890 7730
leonard.ching@allenandgledhill.com		Fax : +65 6302 3111

Our reference	: LCTP/1021009701	25 February 2022
Your reference	:

Genius Group Limited

8 Amoy Street #01-01

Singapore 049950

Board of Directors of Genius Group Limited

Dear Sirs

GENIUS GROUP LIMITED (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM F-1 OF THE COMPANY

1.	We have acted as Singapore legal counsel to the Company in connection with the Offering (as defined below) and we refer to the Registration Statement on Form F-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering (“Offering”) of (a) 7,272,727 ordinary shares in the capital of the Company (“Shares”) being offered by the Company (“New Shares”), (b) up to 1,090,909 Shares which may be purchased by the Underwriter (as defined below) pursuant to an option to purchase additional Shares granted by the Company (the “Over-allotment Option Shares”), pursuant to the Underwriting Agreement (as defined below), and (c) up to 418,181 Shares which may be purchased by the Underwriter (as defined below) pursuant to a warrant to purchase additional Shares granted by the Company (the “Warrant Shares”), pursuant to the Underwriting Agreement (as defined below). We have taken instructions solely from the Company. This opinion is being rendered solely to the Company in connection with the filing of the Registration Statement.

2.	For the purpose of rendering this opinion, we have examined:

(a)	the form of underwriting agreement (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement, to be entered into between (i) the Company and (ii) ThinkEquity LLC (the “Underwriter”);

(b)	a copy of the Registration Statement on Form F-1;

(c)	a copy of the Constitution of the Company;

(d)	a copy of the Certificate Confirming Incorporation of Company dated 2 July 2020 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) confirming that the Company is a public company limited by shares;

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax: +65 6327 3800

allenandgledhill.com

Allen & Gledhill LLP (UEN/Registration No. T07LL0925F) is registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A) with limited liability. A list of the Partners and their professional qualifications may be inspected at the address specified above.

(e)	copies of the resolutions in writing of the board of directors of the Company dated 27 November 2020 and 24 February 2022 (the “Board Resolutions”);

(f)	copies of the minutes of annual general meeting of the shareholders of the Company dated 29 April 2021 (together with the Board Resolutions, the “Resolutions”); and

(g)	such other documents as we have considered necessary or desirable in order that we may render this opinion.

3.	Save as expressly provided in paragraph 5 of this legal opinion, we express no opinion whatsoever with respect to any agreement or document described in paragraph 2 of this legal opinion.

4.	We have assumed:

(a)	the correctness of all facts stated in all documents submitted to us;

(b)	the genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)	that copies of each of the Resolutions submitted to us for examination are true, complete and up-to-date copies and have not been modified, supplemented or superseded;

(d)	that the Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Resolutions;

(e)	that the appointment of each of the corporate representatives in relation to the Shareholders’ approval for the allotment and issuance of Shares by the board of directors of the Company had been validly authorised;

(f)	that the Company was converted into a public company on 31 July 2019 in accordance and in compliance with Section 31(2) of the Companies Act 1967 of Singapore;

(g)	that, save in respect of certain information relating to the number of existing issued shares of the Company which the Company has on 24 February 2022 informed us is being updated by way of additional filings with ACRA, (i) the information disclosed by the electronic searches made on 23 February 2022 (the “ACRA Searches”) of the electronic records of the ACRA against the Company is true and complete, (ii) such information has not since then been materially altered, and (iii) the ACRA Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the ACRA Searches;

(h)	that where a document has been submitted to us in draft form, it will be executed in the form of that draft; and

(i)	the board of directors of the Company or, as the case may be, such person(s) as authorised by the board of directors of the Company shall, before the issue of the New Shares to be issued under the Underwriting Agreement, resolve to approve the allotment and issue of such number of New Shares to be sold to the Underwriter under the Underwriting Agreement at the offering price at which such New Shares will be offered.

5.	Based upon and subject to the foregoing, and subject to any matters or documents not disclosed to us, we are of the opinion that the New Shares, the Over-allotment Option Shares, and the Warrant Shares to be issued under the final Underwriting Agreement will have been duly authorised by the Company for issuance and subscription thereof in accordance with the provisions of the final Underwriting Agreement and, when issued and delivered by the Company pursuant to the provisions of the final Underwriting Agreement against payment of the full consideration payable for such New Shares, the Over-allotment Option Shares, and the Warrant Shares will be validly issued, fully paid and non-assessable.

6.	For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the New Shares, the Over-allotment Option Shares, and the Warrant Shares offered means under Singapore law that holders of such shares, having fully paid up all amounts due on such shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares.

7.	This opinion relates only to the laws of general application of the Republic of Singapore as published at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than the Republic of Singapore.

8.	We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Singapore law in the Republic of Singapore, having our role in connection with the Offering, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

9.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering or otherwise including, but without limitation, any other document signed in connection with the Offering. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

10.	This opinion is given on the basis of the laws of the Republic of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion.

Yours faithfully

Allen & Gledhill LLP

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